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                                                                    Exhibit 23.3

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated February 21, 2001 and February 14, 2003, with respect to Landis Plastics, Inc. in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of Berry Plastics Corporation for the registration of $85,000,000 of 10 3/4% Senior Subordinated Notes due 2012.


/s/ Roche, Scholz, Roche & Walsh, Ltd.
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Roche, Scholz, Roche & Walsh, Ltd.
March 26, 2004